INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
                  INCENTIVE STOCK OPTION CERTIFICATE



	THIS OPTION CERTIFICATE evidences that an incentive stock option ("ISO") has been granted by International Airline Support Group, Inc. ("IASG") under the 1996 Long Term Incentive and Share Award Plan ("Plan"), to ______________ ("Employee") as of ____________ ("Grant
Date") for the purchase of ____ shares of Common Stock, $.001 par value per share, at an exercise price equal to _______ dollars per share subject to the following terms and conditions:

I. Plan. The ISO is subject to all the terms and conditions set forth in the Plan for an ISO, and all of the terms defined in the Plan shall have the same meaning in this Option Certificate when such terms start with a capital letter. A copy of the Plan will be made available to Employee upon written request to the corporate Secretary of IASG.

I.             Status as Incentive Stock Option.  IASG
intends that the ISO qualify for all special income tax benefits for incentive stock options under 422 of the Code.

I.             Accrual of Exercise Right.   So long as
Employee remains in the employ of IASG or a subsidiary of IASG ("Subsidiary"), the right to exercise the ISO granted by this Option Certificate shall accrue and first become exercisable, or subject to surrender as provided in 8 of this Option Certificate, according to the following schedule:

	(a)	_____ shares of Stock first may be purchased
or surrendered on ______________ ;

	(b)	_____ shares of Stock first may be purchased
or surrendered on _______________;

	(c)	_____ shares of Stock first may be purchased
or surrendered on ______________;

	(d)	_____ shares of Stock first may be purchased
or surrendered on ______________;

	(e)	_____ shares of Stock first may be purchased
or surrendered on ______________.
        Except as provided in  5(b) of this Option
Certificate, the aggregate number of shares of Stock subject to exercise or surrender on any date shall equal (a) the excess, if any, of the number of shares as to which the right to exercise or surrender then has accrued over (b) the number of shares for which the ISO has been exercised, or in accordance with 8 of this Option Certificate, has been surrendered. The ISO may be exercised or surrendered in whole or in part at any time with respect to shares of Stock as to which the exercise right has accrued as of that time; provided, however, that the ISO may not be exercised or surrendered for fewer than twenty-five (25) shares of Stock unless the total number of shares of Stock which can be purchased under the ISO at the time of such exercise or surrender is fewer than twenty-five
(25), in which event the ISO shall be exercised or surrendered for the total number of such shares.

I. Term of Option. The ISO and the related surrender right shall expire when exercised in full; provided, however, the ISO and the related surrender right shall expire, to the extent not exercised in full, on the earlier of (1) the date which is the tenth anniversary of the date the ISO was granted, (2) if Employee is a Ten Percent Shareholder on the date the ISO is granted, the date which is the fifth anniversary of such date, or (3) the date provided under 5 of this Option Certificate.

I.             Special Rules.

A. 			Termination of Employment. In the event
that Employee's employment by IASG is terminated on any date, the ISO and the related surrender right shall expire immediately and automatically on the last day of the three
(3) consecutive month period which immediately follows the last day of Employee's current continuous period of employment by IASG; provided, however, that in the event Employee's employment by IASG is terminated on any date
(1) by IASG for cause or (2) by Employee without the written consent of IASG (other than as a result of "Change of Control" or "Change of Responsibilities," as defined in the Employment Agreement between IASG and the Employee, as in effect from time to time), the ISO and the related surrender right shall expire immediately and automatically on such date and shall be of no further force and effect with respect to any shares of Stock not purchased or surrendered before such date; provided, further, that in the event Employee's employment by IASG is terminated on any date (1) as a result of employee's death or disability, (2) by IASG without cause or (3) by Employee with the written consent of IASG or without written consent of IASG in the event of a Change of Control or Change of Responsibilities, then, notwithstanding the schedule set forth in 3 above, all options held by such Employee shall become immediately exercisable.

	For purposes of determining whether Employee has terminated employment with IASG,

1. 		employment by a Subsidiary shall be
treated as employment by IASG,

1. 		a transfer of employment between or
among IASG and its Subsidiaries shall not be treated as a termination of Employee's continuous employment with IASG,

1. 		if Employee is employed by a Subsidiary,
the sale of such Subsidiary by IASG shall be treated as a termination of Employee's continuous employment with IASG, and

1. 		Employee's leave of absence from IASG or
a Subsidiary shall not be treated as a termination of Employee's continuous employment with IASG, provided such leave of absence is approved in writing by the Committee.

A. 			Death.  In the event that Employee
terminates employment and is entitled to the three (3) month exercise period described in 5(a) of this Option Certificate but dies before the ISO and the related surrender right expire under such section, the ISO may be exercised or surrendered at any time during the twelve (12) consecutive month period immediately following the date of Employee's death by the person or persons to whom Employee's rights under the ISO pass in accordance with 7 of this Option Certificate. The ISO shall be exercisable or subject to surrender during such twelve (12) consecutive month period to the extent of (a) the excess, if any, of the total number of shares of Stock subject to the ISO (determined without regard to the accrual of exercise rights under 3 of this Option Certificate) over (b) the number of shares of Stock subject to the ISO which Employee had purchased or surrendered before his death, and the ISO shall expire immediately and automatically on the last day of such twelve
(12) consecutive month period.

I. Method of Exercise. Employee may (subject to the conditions of this Option Certificate) exercise the ISO in whole or in part (before the date the ISO expires) on any normal business day of IASG by (1) delivering to IASG at its principal place of business in Miami, Florida, a written notice (addressed to its corporate Secretary) of the exercise of such ISO and (2) simultaneously paying the exercise price to IASG in cash or in Stock acceptable to the Committee, or in any combination of cash or Stock acceptable to the Committee. All or any portion of such exercise price which is paid in Stock may be paid (1) by electing to have IASG withhold Stock (that otherwise would be transferred to such Employee as a result of the exercise of such ISO) to the extent necessary to pay such exercise price (in whole or in part) through the withholding of such Stock or (2) by tendering Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or the date the Stock is treated by the Committee as withheld from the exercise of the ISO.

I. Non-Transferability. Neither the ISO nor any related surrender rights under 8 is transferable by Employee otherwise than by will or by the applicable laws of descent and distribution, and the ISO shall be exercised or surrendered during Employee's lifetime only by Employee.
The person or persons to whom the ISO is transferred by will or by the applicable laws of descent and distribution thereafter shall be treated as the Employee under this Option Certificate.

I. Surrender of Option. During the period when the ISO is exercisable, the ISO may be surrendered, in whole or in part, on any normal business day of IASG (in lieu of exercise) if the fair market value of the Stock on such date exceeds the exercise price of such Stock. The surrender of the ISO (or a part of the ISO) shall be effected by delivering to the Committee (or to its delegate) the Option Certificate and a written notice (signed by Employee) which specifies (1) the number of shares of Stock as to which Employee surrenders his ISO under this Option Certificate,
(2) whether such shares are ISOs or NQSOs (if his option includes ISOs and NQSOs), and (3) how he desires payment to be made for the Surrendered Option. Employee, in exchange for his Surrendered Option, may request that payment be made for the Surrendered Option in the form of cash or Stock, or a combination of cash and Stock, equal in amount to the excess, if any, of the Fair Market Value of the Surrendered Option on the date such surrender is effected over the exercise price for such Surrendered Option. The Committee, acting in its absolute discretion, shall determine the form and timing of such payment and the Committee shall have the right to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by Employee and delivered to the Committee (or to its delegate).

	If IASG has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and Employee is an officer or director (within the meaning of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of IASG, Employee shall not surrender his ISO or, in the event Employee exercises this ISO, in whole or in part, within six
(6) months of the Grant Date, Employee shall not sell or otherwise dispose of the Stock received upon exercise of this ISO, on any date (while he remains such an officer or director) either within six (6) months after the Grant Date if the grant of such ISO was not approved by the board of directors or the Company's shareholders as provided in Rule 16b-3(d) under the Exchange Act or which is outside each period beginning on the third business day following the date of release for publication of IASG's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date, and any surrender or request made before the end of such six (6) month period or outside any such ten (10) day period shall be null and void and shall be rejected automatically by IASG.

I. Resale of Shares Acquired by Exercise of Option. If the Stock underlying the ISO is not registered under the 1933 Act or the applicable state securities law at the time or times Employee exercises or surrenders the ISO, Employee shall execute a written representation to IASG, in form and substance satisfactory to IASG at such time or times, that by such exercise or surrender he shall purchase Stock only for investment purposes for his own account and not with a view to, or for resale in connection with, the distribution of such Stock. In addition, upon the exercise or surrender of the ISO, Employee shall represent that, if Employee is an "affiliate" (within the meaning of the 1933 Act or any applicable state securities law) of IASG at the time of any proposed sale of any shares of Stock acquired upon the exercise or surrender of the ISO, he shall not sell or offer to sell any of such shares in the absence of (1) an effective registration statement under the 1933 Act and any applicable state securities law with respect to the proposed sale of such shares or (2) an opinion, in form and substance satisfactory to IASG, of legal counsel acceptable to IASG, that an exemption from the registration requirements of the 1933 Act and any applicable state securities law is available for the sale. In such case, the certificate representing the shares of Stock which are transferred to Employee upon exercise or surrender of the ISO may, in the discretion of IASG, bear a legend satisfactory to IASG to the effect that there has been no registration under the 1933 Act or any applicable state securities law and that the Stock may not be sold or offered for sale in the absence of
(1) an effective registration statement as to the Stock under the 1933 Act and any applicable state securities law or (2) the delivery to IASG of an opinion, in form and substance satisfactory to IASG, of legal counsel acceptable to IASG, that such registration is not required. By exercising or surrendering the ISO, Employee agrees that any sales made by him of shares of Stock acquired through the exercise or surrender of the ISO shall be made in accordance with Rule 144 under the 1933 Act and any successor to such Rule.

I. Not Employment Contract; No Shareholder Rights; Construction of Option Certificate. This Option Certificate (1) shall not be deemed a contract of employment, (2) shall not give Employee any rights of any kind or description whatsoever as a shareholder of IASG as a result of the grant of the ISO or his exercise or surrender of the ISO before the date of the actual delivery of Stock subject to the ISO to such Employee, (3) shall not affect or impair the right of IASG or a Subsidiary to terminate the employment relationship existing with Employee at any time, and (4) shall not confer on Employee any rights upon his termination of employment in addition to those rights expressly set forth in this Option Certificate.

I.             Modification, Amendment, and Cancellation.
IASG shall have the right with Employee's consent to modify, amend or cancel the ISO in accordance with the terms of the Plan.
II. Delivery. IASG's delivery of Stock pursuant to the exercise of this ISO (pursuant to 6 of this Option Certificate) shall discharge IASG of all of its duties and obligations with respect to that portion of the ISO exercised.

I. Other Laws. IASG shall have the right to refuse to issue or transfer any Stock under this ISO if IASG determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this ISO shall be promptly refunded to Employee.

I. $100,000 Limit. Notwithstanding any other provision in this Option Certificate to the contrary, in the event the aggregate Fair Market Value of the shares of Stock subject to the ISO and other incentive stock options (which satisfy the requirements under 422 of the Code) granted to Employee under the Plan and under any other stock option plan adopted by IASG, a Subsidiary of IASG or a parent corporation of IASG, which first become exercisable in any calendar year exceed $100,000, the ISO shall be treated as an option that is not an incentive stock option under 422 of the Code to the extent of such excess.

I. Other Conditions. If so requested by IASG upon the exercise or surrender of the ISO, Employee shall (as a condition to the exercise or surrender of any ISO under this Option Certificate) enter into any other agreement or make such other representations prepared by IASG which in relevant part will restrict the transfer of Stock acquired pursuant to this Option Certificate and will provide for the repurchase of such Stock by IASG under certain circumstances.

I. Tax Withholding. Employee shall have the right to satisfy any income tax or other applicable withholding requirement arising out of the exercise or surrender of the ISO by electing to have IASG withhold Stock that otherwise would be transferred to such Employee as a result of the exercise or surrender of such ISO. To the extent Employee does not satisfy such income tax or other applicable withholding requirements by withholding Stock, IASG shall have the right upon the exercise or surrender of the ISO to take such action as IASG deems necessary or appropriate to satisfy any income tax or other applicable withholding requirements.

I. Governing Law. The Plan and the ISO shall be governed by the laws of the State of Delaware.



INTERNATIONAL AIRLINE SUPPORT GROUP, INC.

By:

Title:

Date: